EXHIBIT 32

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

AND

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard J. Heckmann, Chairman and Chief Executive Officer of K2 Inc., certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K/A Amendment No. 2 of K2 Inc. for the fiscal year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K/A Amendment No. 2 fairly presents, in all material respects, the financial condition and results of operations of K2 Inc.

/s/ RICHARD J. HECKMANN
Date: June 16, 2004	Richard J. Heckmann
Chairman and Chief Executive Officer

I, John J. Rangel, Senior Vice President and Chief Financial Officer of K2 Inc., certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K/A Amendment No. 2 of K2 Inc. for the fiscal year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K/A Amendment No. 2 fairly presents, in all material respects, the financial condition and results of operations of K2 Inc.

/s/ JOHN J. RANGEL
Date: June 16, 2004	John J. Rangel
Senior Vice President and Chief Financial Officer